Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SSHT S&T Group Ltd.

We consent to the inclusion in this Form S-1 to the Registration Statement of SSHT S&T Group Ltd. of our report dated February 16, 2024, relating to the financial statements of SSHT S&T Group Ltd. which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Shandong Haoxin CPA Co., Ltd.

Shandong Haoxin CPA Co., Ltd.

Certified Public Accountants

Weifang, People’s Republic of China

February 16, 2024